EXHIBIT 21

Subsidiaries of Cash America International, Inc.

As of December 31, 2012

Entity Name	Jurisdiction of Incorporation/ Organization
Cash America Financial Services, Inc.	Delaware
Cash America Franchising, Inc.	Delaware
Cash America Global Financing, Inc.	Delaware
Cash America Global Services, Inc.	Delaware
Cash America Holding, Inc.	Delaware
Mr. Payroll Corporation	Delaware
General Partner of Cash America Management L.P.	Delaware
General Partner of Cash America Pawn L.P.	Delaware
Cash America, Inc.	Delaware
Cash America Advance, Inc.	Delaware
Cash America, Inc. of Louisiana	Delaware
RATI Holding, Inc.	Texas
Cash America, Inc. of Alabama	Alabama
Cash America, Inc. of Alaska	Alaska
Cash America, Inc. of Colorado	Colorado
Cash America, Inc. of Illinois	Illinois
Uptown City Pawners, Inc.	Illinois
Cash America, Inc. of Indiana	Indiana
Cash America, Inc. of Kentucky	Kentucky
Cash America, Inc. of Nevada	Nevada
Cash America, Inc. of North Carolina	North Carolina
Cash America, Inc. of Oklahoma	Oklahoma
Cash America, Inc. of South Carolina	South Carolina
Cash America, Inc. of Tennessee	Tennessee
Cash America, Inc. of Utah	Utah
Cash America, Inc. of Virginia	Virginia
Cash America Internet Sales, Inc.	Delaware
Cash America of Missouri, Inc.	Missouri
Vincent’s Jewelers and Loan, Inc.	Missouri
Cash America Pawn, Inc. of Ohio	Ohio
Cashland Financial Services, Inc.	Delaware
Strategic Receivable Management Solutions, LLC	Delaware
Doc Holliday’s Pawnbrokers & Jewellers, Inc.	Delaware
Longhorn Pawn and Gun, Inc.	Texas
Bronco Pawn & Gun, Inc.	Oklahoma
Gamecock Pawn & Gun, Inc.	South Carolina
Hornet Pawn & Gun, Inc.	North Carolina
Tiger Pawn & Gun, Inc.	Tennessee

Subsidiaries of Cash America International, Inc. (continued)

Entity Name (Continued)	Jurisdiction of Incorporation/ Organization
Enova International, Inc.	Delaware
Debit Plus, LLC	Delaware
Debit Plus Technologies, LLC	Delaware
Debit Plus Payment Solutions, LLC	Delaware
Debit Plus Services, LLC	Delaware
Debit Plus S.A. de C.V. SOFOM ENR	Mexico
DP Labor Holdings, LLC	Delaware
Enova Online Services, Inc.	Delaware
Billers Acceptance Group, LLC	Delaware
Enova Financial Holdings, LLC	Delaware
CNU Online Holdings, LLC	Delaware
AEL Net Marketing, LLC	Delaware
AEL Net of Illinois, LLC	Delaware
AEL Net of Missouri, LLC	Delaware
CNU of Alabama, LLC	Delaware
CNU of Alaska, LLC	Delaware
CNU of Arizona, LLC	Delaware
CNU of California, LLC	Delaware
CNU of Colorado, LLC	Delaware
CNU of Delaware, LLC	Delaware
CNU of Florida, LLC	Delaware
CNU of Hawaii, LLC	Delaware
CNU of Idaho, LLC	Delaware
CNU of Illinois, LLC	Delaware
CNU of Indiana, LLC	Delaware
CNU of Kansas, LLC	Delaware
CNU of Louisiana, LLC	Delaware
CNU of Maine, LLC	Delaware
CNU of Michigan, LLC	Delaware
CNU of Minnesota, LLC	Delaware
CNU of Mississippi, LLC	Delaware
CNU of Missouri, LLC	Delaware
CNU of Montana, LLC	Delaware
CNU of Nevada, LLC	Delaware
CNU of New Hampshire, LLC	Delaware
CNU of New Mexico, LLC	Delaware
CashNetUSA CO, LLC	Delaware
CashNetUSA OR, LLC	Delaware
The Check Giant NM, LLC	Delaware
CNU of North Dakota, LLC	Delaware
CNU of Ohio, LLC	Delaware
CNU of Oklahoma, LLC	Delaware
CNU of Oregon, LLC	Delaware
CNU of Rhode Island, LLC	Delaware
CNU of South Carolina, LLC	Delaware
CNU of South Dakota, LLC	Delaware
CNU of Tennessee, LLC	Delaware
CNU of Texas, LLC	Delaware

Subsidiaries of Cash America International, Inc. (continued)

Entity Name (Continued)	Jurisdiction of Incorporation/ Organization
CNU Online Holdings, LLC (Continued)
CNU of Utah, LLC	Delaware
CNU of Virginia, LLC	Delaware
CNU of Washington, LLC	Delaware
CNU of Wisconsin, LLC	Delaware
CNU of Wyoming, LLC	Delaware
CNU Technologies of Alabama, LLC	Delaware
CNU Technologies of Arizona, LLC	Delaware
CNU Technologies of California, LLC	Delaware
CNU Technologies of Iowa, LLC	Delaware
CNU Technologies of New Mexico, LLC	Delaware
CNU Technologies of South Carolina, LLC	Delaware
CNU Technologies of Wisconsin, LLC	Delaware
CashEuroNet UK, LLC	Delaware
CashNet CSO of Maryland, LLC	Delaware
CashNetUSA of Florida, LLC	Delaware
CNU DollarsDirect Canada Inc.	New Brunswick
CNU DollarsDirect Inc.	Delaware
CNU DollarsDirect Lending Inc.	Delaware
DollarsDirect, LLC	Delaware
Enova Brazil, LLC	Delaware
EuroNetCash, LLC	Delaware
Mobile Leasing Group, Inc.	Delaware
Ohio Consumer Financial Solutions, LLC	Delaware
TrafficGen, LLC	Delaware
NC Financial Solutions, LLC	Delaware
NC Financial Solutions of Alabama, LLC	Delaware
NC Financial Solutions of Arizona, LLC	Delaware
NC Financial Solutions of California, LLC	Delaware
NC Financial Solutions of Colorado, LLC	Delaware
NC Financial Solutions of Delaware, LLC	Delaware
NC Financial Solutions of Georgia, LLC	Delaware
NC Financial Solutions of Idaho, LLC	Delaware
NC Financial Solutions of Illinois, LLC	Delaware
NC Financial Solutions of Kansas, LLC	Delaware
NC Financial Solutions of Maryland, LLC	Delaware
NC Financial Solutions of Mississippi, LLC	Delaware
NC Financial Solutions of Missouri, LLC	Delaware
NC Financial Solutions of Nevada, LLC	Delaware
NC Financial Solutions of New Mexico, LLC	Delaware
NC Financial Solutions of North Dakota, LLC	Delaware
NC Financial Solutions of Ohio, LLC	Delaware
NC Financial Solutions of South Carolina, LLC	Delaware
NC Financial Solutions of South Dakota, LLC	Delaware
NC Financial Solutions of Tennessee, LLC	Delaware
NC Financial Solutions of Texas, LLC	Delaware
NC Financial Solutions of Utah, LLC	Delaware
NC Financial Solutions of Virginia, LLC	Delaware
NC Financial Solutions of Wisconsin, LLC	Delaware

Subsidiaries of Cash America International, Inc. (continued)

Entity Name (Continued)	Jurisdiction of Incorporation/ Organization
Express Cash International Corporation	Delaware
Florida Cash America, Inc.	Florida
Georgia Cash America, Inc.	Georgia
Ohio Neighborhood Finance, Inc.	Delaware
Ohio Neighborhood Credit Solutions, LLC	Delaware
Trisphere Global Holdings B.V.	The Netherlands

Mexico Structure

Entity Name	Jurisdiction of Incorporation/ Organization
Cash America of Mexico, Inc.	Delaware
CAMex Holding, LLC	Delaware
CA Empeños Mexico, S. de R.L. de C.V., a sociedad de responsibilidad limitada de capital variable	Mexico
Creazione Estilo, S.A. de C.V., a sociedad anónima de capital variable	Mexico
Servicios Administrativos Prenda Fácil, S. de R.L. de C.V., a sociedad de responsibilidad limitada de capital variable	Mexico
PF Labor Holdings, LLC	Delaware
Apoyo Economicos de Pacifico, S.A. de C. V. (This entity is not currently operating and is in the process of being liquidated.)	Mexico